SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2003

PLANVISTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-13772	13-3787901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

4010 BOY SCOUT BOULEVARD, TAMPA, FLORIDA	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 353-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

PVC Funding Partners LLC, an affiliate of Commonwealth Associates, LP, and Comvest Venture Partners have acquired 96% of the Company’s outstanding convertible preferred stock previously held by the Company’s senior lenders and $20.5 million of the Company’s outstanding bank debt. In connection with the transaction, three of the Company’s current members of its Board of Directors (the “Board”), Christopher Garcia, David Ferrari and Randy Sugarman, are voluntarily relinquishing their positions on the Board, and they will be replaced by Michael S. Falk and Harold S. Blue of Commonwealth Associates, LP, and Dr. Richard Corbin. The Company has issued a press release regarding the acquisition and replacement of certain of its directors.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS

(c)	Exhibits

The following exhibit is included with this Report:

Exhibit 99.1 Press Release, dated March 10, 2003 re: the acquisition of 96% of the outstanding shares of the Company’s convertible preferred stock and $20.5 million of the Company’s outstanding debt from the Company’s senior lenders by a group led by Comvest Ventures and Commonwealth Associates, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANVISTA CORPORATION

Date: March 10, 2003	By:	/s/ Phillip S. Dingle
Phillip S. Dingle,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release, dated March 10, 2003.